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                                                                     EXHIBIT 5.1

                               FIFTH THIRD BANCORP
                               FIFTH THIRD CENTER
                             CINCINNATI, OHIO 45263

                                 April 10, 2001


Fifth Third Bancorp
38 Fountain Square Plaza
Cincinnati, Ohio 45263

         RE: Issuance of 25,377,673 Shares of Common Stock of Fifth Third Bancorp Pursuant to Registration Statement on Form S-8 filed with the Securities and Exchange Commission

Gentlemen:

         I have acted as counsel to Fifth Third Bancorp, an Ohio corporation ("Company"), in connection with the issuance of 25,377,673 shares of the Company's common stock, no par value ("Common Stock") pursuant to the Fifth Third Bancorp 1998 Long-Term Incentive Stock Plan (as amended), the Fifth Third Bancorp Stock Option Gain Deferral Plan, The Fifth Third Bancorp Nonqualified Deferred Compensation Plan (as amended and restated), and the Fifth Third Bancorp 1993 Stock Purchase Plan (as amended and restated).

         As counsel for the Company I have made such legal and factual examinations and inquiries as I deem advisable for the purpose of rendering this opinion. In addition, I have examined such documents and materials, including the Articles of Incorporation, Code of Regulations, and other corporate records of the Company, as I have deemed necessary for the purpose of this opinion.

         On the basis of the foregoing, I express the opinion that the 25,377,673 shares of Common Stock registered for issuance pursuant to the Registration Statement, are currently validly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

         I hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto.

                                                  Very truly yours,

                                                  FIFTH THIRD BANCORP

                                                  By:  /s/ PAUL L. REYNOLDS
                                                       -------------------------
                                                       Paul L. Reynolds, Counsel